Exhibit 3.216

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

ASPEN NC REAL ESTATE, LLC

ASPEN NC REAL ESTATE, LLC (the “Company”), a limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act, DOES HEREBY CERTIFY:

1. The Certificate of Formation of the Company was filed with the Office of the Secretary of State of Delaware on January 16, 2004. The name under which the Company was originally formed is NC REAL ESTATE, LLC. The Certificate of Formation was amended to change the name of the Company to “ASPEN NC REAL ESTATE, LLC” on January 30, 2004.

2. The Certificate of Formation of the Company is hereby amended and restated in its entirety, pursuant to Section 18-208 of the Delaware Limited Liability Company Act, to read as follows:

FIRST: The name of the company is:

BILTMORE ACADEMY, LLC

SECOND: The address of the registered office of the Company in Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808, and its registered agent at such address is CORPORATION SERVICE COMPANY.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation this 16th day of March, 2004.

AYS Management, Inc., a California Corporation, in its capacity as Manager

By:	/s/ Tim Dupell
Tim Dupell, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04:59 PM 03/17/2004 FILED 04:54 PM 03/17/2004 SRV 040199847 – 3753987 FILE

State of Delaware Secretary of State Division of Corporations Delivered 09:29 AM 12/15/2004 FILED 08:06 AM 12/15/2004 SRV 040905757 – 3753987 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Biltmore Academy, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: the name of the LLC shall be: New Leaf Academy of North Carolina, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of December, A.D. 2004.

By:	/s/ Kyle Wescoat
Authorized Person(s)

Name:	Kyle Wescoat, Secretary
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 12:07 PM 04/18/2007 FILED 11:06 AM 04/18/2007 SRV 070447493 – 3753987 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

NEW LEAF ACADEMY OF NORTH CAROLINA, LLC

NEW LEAF ACADEMY OF NORTH CAROLINA, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is:

NEW LEAF ACADEMY OF NORTH CAROLINA, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

County of Kent

Executed on: April 12, 2007.

/s/ Pamela Burke
Pamela Burke, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: NEW LEAF ACADEMY OF NORTH CAROLINA, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

the name of the LLC shall be:

TALISMAN ACADEMY, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of June, A.D. 2010.

By:	/s/ Pamela B. Burke
Authorized Person(s)

Name:	PAMELA B. BURKE
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 08:13 AM 06/30/2010 FILED 08:13 AM 06/30/2010 SRV 100702820 – 3753987 FILE